EXHIBIT 5

                          MORTGAGE, SECURITY AGREEMENT,
                             AND FINANCING STATEMENT

     THIS MORTGAGE, Security Agreement and Financing Statement (this "Mortgage") is made as of the 1st day January, 2001, by and between Kim LoCastro and Vincent
A. LoCastro, individuals residing in the State of Florida whose address is 12100 N.W. 10th Street, Coral Springs, Florida 33071 collectively "Mortgagee"), and Arnoni, LoCastro & Associates, a general partnership duly organized and existing under the laws of the Commonwealth of Pennsylvania and whose address is 3644 Washington Road, McMurray, Pennsylvania 15317 and LoCastro & Associates, Inc., a Pennsylvania corporation ( collectively the "Mortgagor").

                                    RECITALS

     A. Mortgagee has agreed, pursuant to a Stock Purchase Agreement dated as of December 27, 2000 (the "Stock Purchase Agreement"), and subject to the terms and conditions set forth therein, to advance to Pinnacle Business Management, Inc., a Nevada corporation ("Buyer" or "Borrower") an amount equal to the Formula Amount, as such term is defined in the Stock Purchase Agreement (the "Loan"). Mortgagor is controlled affiliate of Buyer.

     B. Buyer has duly executed a promissory note dated as of December 31, 2000 (the "Note") to evidence the terms of repayment of the Loan with interest at the rate in accordance with the terms set forth therein, which Note has been delivered by Buyer to Mortgagee.

     C. All things necessary to make this Mortgage a valid, binding and legal instrument for the security of the Note and for the other purposes hereof, in accordance with its terms, have been duly performed, and the execution and delivery of this Mortgage by Mortgagor have been in all respects duly authorized.

     D. It has been agreed that the repayment of the Loan with interest, according to the terms of the Note and any alterations, modifications, substitutions, extensions or renewals thereof, and future advances and readvances, as well as the performance of the other covenants, terms and conditions herein, in the Stock Purchase Agreement and in any and all other agreements, documents and/or instruments executed and/or delivered in connection with the Stock Purchase Agreement (collectively the "Loan Documents") should be secured by the execution of this Mortgage, which also shall secure payment by the Mortgagor of all costs and expenses incurred with respect to the Loan, including reasonable attorney's fees as is hereinafter provided.

     E. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Stock Purchase Agreement.

     NOW, THEREFORE, WITNESSETH: in consideration of the premises and of other good and valuable considerations, the receipt of which is hereby acknowledged, Mortgagor grants, bargains, sells, assigns, conveys and transfers unto Mortgagee, its successors and assigns, in fee simple, all that land situate in the Peters Township, Washington County, Commonwealth of Pennsylvania, and more particularly described in Exhibit A attached hereto and made a part hereof (the
                           ---------
"Land").


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     TOGETHER  with  all the  walks,  fences,  shrubbery,  driveways,  fixtures, equipment, machinery, apparatus, fittings, building materials and other articles of personal property of every kind and nature whatsoever, now or hereafter ordered for eventual delivery to the Land (whether or not delivered thereto), and all such as are now or hereafter located in or upon any interest or estate in the Land or any part thereof and used or usable in connection with any present or future operation of the Land now owned or hereafter acquired by Mortgagor, including, without limiting the generality of the foregoing, all heating, lighting, incinerating and power equipment, engines, boilers, pipes,
tanks,   motors,   conduits,   switchboards,    plumbing,   lifting,   cleaning,
fire-prevention,    fire-extinguishing,    refrigerating,    ventilating,    and
communications apparatus, television sets, radio systems, recording systems. computer equipment, air-cooling and air-conditioning apparatus, elevators,
escalators,   shades,  awnings,  draperies,  curtains,  curtain  rods,  mirrors, paneling, fans, furniture, furnishings, carpeting, linoleum and other floor coverings, screens, storm doors and windows, stoves, sump pumps. water heaters, water closets, sinks, attached cabinets, partitions, ducts and compressors, landscaping, swimming pools, lawn and garden equipment, security systems and including all materials and equipment installed or to be installed or used or usable in the construction, reconstruction. alteration, repair and operation of the building or buildings or appurtenant facilities erected or to be erected in or upon the Land; it being understood that all of the aforesaid shall be deemed to be fixtures and part of the Land, but whether or not of the nature of fixtures they shall be deemed and shall constitute part of the security for the indebtedness herein mentioned and shall be covered by this Mortgage. Disposition of any of the aforesaid or of any interest therein is prohibited; however, if any disposition is made in violation hereof, Mortgagee shall have a security interest in the proceeds therefrom to the fullest extent permitted by the laws of the Commonwealth of Pennsylvania; and

     TOGETHER with all and singular the rights, rights-of-way, strips and gores of land, streets, alleys. ways, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, mineral, oil and gas rights, easements, tenements, privileges, advantages, accessions, hereditaments and appurtenances belonging or in any way appertaining to the Land and other property described herein, and the reversions and remainders, earnings, revenues, rents, royalties, issues and profits thereof and including any right, title, interest or estate hereafter acquired by Mortgagor in the Land and other property described herein, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property (hereinafter defined) to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever both at law and in equity, of Mortgagor of, in and to the Property and every part and parcel thereof, with the appurtenances thereto; and

     TOGETHER with all the right, title and interest (but not the obligations) of Mortgagor, present and future, in and to all present and future furniture, fixtures, equipment, machinery, accounts, contract rights (including all fees and other obligations set forth in the Mortgagee's commitment to make the Loan), general intangibles, inventory, chattel paper, documents and instruments including but not limited to licenses, construction contracts, management contracts, service contracts, utility contracts, options, permits, public works agreements, architectural and engineering agreements, all architectural, engineering and similar plans, specifications, drawings, reports, surveys, plats, permits, bonds, deposits and payments thereunder, relating or appertaining to the Land and other property described herein and its development, occupancy and use, and all products and proceeds of all of the foregoing; and

     TOGETHER with any right to payment of the rental for the use or occupancy (transient or otherwise) of any portion of the Land, the buildings thereon or other space, including, without limitation, any hotel or motel rooms, meeting, banquet, restaurant, parking, health, recreational or spa facilities, or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the improvements or any other facility on the Land, including, without limitation, all accounts arising from the operation of the improvements and all proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof; and

     TOGETHER with all of the rents, royalties, revenues, income, proceeds, profits and other benefits paid or payable by parties to the leases for using, leasing, licensing, possessing, occupying, operating from, residing in, selling or otherwise enjoying the Land, the improvements, and other property securing the indebtedness, or any portion thereof. As used in this Mortgage the word "leases" includes any and all leases, subleases, licenses, concessions, reservations, accounts, permits, contracts, and other agreements (oral or written, now or hereafter in effect) which grant a possessory interest or right of occupancy in and to, or the right to use, or affect all or part of the Land, the improvements, and other property securing the indebtedness, or any portion thereof; and

     TOGETHER with all of Mortgagor's right, title and interest in and to any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation (collectively, the "Awards") heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of: (a) any taking of the Property or any part thereof by the exercise of the power of condemnation or eminent domain, or the police power;
(b) any change or alteration of the grade of any street; or (c) any other injury or decrease in the value of the Property or any part thereof (including but not limited to destruction or decrease in value by fire or other casualty), all of which Awards, rights thereto and shares therein are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds thereof and to give property receipts and acquittances therefor and to apply, at its option, the net proceeds thereof, after deducting expenses of collection, as a credit upon any portion, as selected by Mortgagee, of the indebtedness secured hereby; and


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     TOGETHER  with  all  of Mortgagor's right, title and interest in and to any and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same from any and all insurance policies covering the Property or any portion thereof, or any of the other property described herein; and

     TOGETHER with the interest of Mortgagor in any cash escrow fund and in any and all funds, securities, instruments, documents and other property which are at any time paid to, deposited with, under the control of, or in the possession of Mortgagee, or any of its agents, branches, affiliates, correspondents or others acting on its behalf, which rights shall be in addition to any right of set-off or right of lien that Mortgagee may otherwise enjoy under applicable law, regardless of whether the same arose out of or relates in any way, whether directly or indirectly, to the Property; and

     TOGETHER with the interest of Mortgagor in and to any and all funds created or established and held by Mortgagee pursuant to any indenture of trust or similar instrument authorizing the issuance of bonds or notes for the purpose of financing the Property; and

     TOGETHER with all inventory, including raw materials, components, work-in-progress, furnished merchandise and packing and shipping materials owned by Mortgagor and located on the Property; and

     TOGETHER with all proceeds, products, returns, additions, accessions and substitutions of and to any or all of the above, but not including sale proceeds of a permitted transfer of all or any part of the Property; and

     TOGETHER with all of the records and books of account now or hereafter maintained by or on behalf of Mortgagor in connection with the Property.

     TO HAVE AND TO HOLD the Land with improvements thereupon and all other property described above (all of which is hereinafter sometimes called the "Property"), together with all the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns forever, and Mortgagor hereby binds itself and its representatives, successors and assigns to warrant and forever defend the Property unto Mortgagee and its successors and assigns against the claim or claims of all persons claiming or to claim the same or any part thereof, provided, however, subject to all terms, provisions and conditions of the Loan Documents, until an Event of Default (as defined in Article II hereof) has occurred, Mortgagor shall be entitled to use and possess the Property.

     THE PARTIES TO THIS MORTGAGE INTEND THAT, IN ADDITION TO ANY OTHER DEBT OR OBLIGATION SECURED HEREBY, THIS MORTGAGE SHALL SECURE UNPAID BALANCES OF ANY LOAN ADVANCES MADE AFTER THIS MORTGAGE IS LEFT FOR RECORD WITH THE RECORDER'S OFFICE OF WASHINGTON COUNTY, PENNSYLVANIA, WHETHER SUCH ADVANCES ARE MADE PURSUANT TO AN OBLIGATION OF MORTGAGOR OR OTHERWISE. THE MAXIMUM AMOUNT OF UNPAID LOAN INDEBTEDNESS (WHICH SHALL CONSIST OF UNPAID ADVANCES MADE EITHER BEFORE OR AFTER, OR BOTH BEFORE AND AFTER, THIS MORTGAGE IS LEFT FOR RECORD), WHICH MAY BE OUTSTANDING AT ANY TIME IS THE FORMULA AMOUNT, PLUS ACCRUED AND UNPAID INTEREST THEREON. IN ADDITION TO THE OBLIGATIONS OF BORROWER SECURED HEREBY, THIS MORTGAGE SECURES COSTS INCURRED FOR THE PROTECTION OF THE PROPERTY OR THE LIEN OF THIS MORTGAGE, EXPENSES, INCLUDING BUT NOT LIMITED TO COSTS AND ATTORNEYS' FEES, INCURRED BY MORTGAGEE BY REASON OF DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE OR BY BORROWER UNDER THE STOCK PURCHASE AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     AND THIS MORTGAGE FURTHER WITNESSETH, that Mortgagor, intending to be legally bound, has covenanted and agreed and does hereby covenant and agree with Mortgagee as follows:

                ARTICLE I. COVENANTS AND AGREEMENTS OF MORTGAGOR

     1.   Title  to  the  Property.

          1.1.1 Mortgagor covenants that at the time of the execution and delivery of this Mortgage it has good title to all of the Property described in the granting clauses of this Mortgage as being presently granted, bargained, sold, assigned, conveyed and transferred hereunder; Mortgagor hereby warrants generally and shall defend the title to the Property, and every part thereof, whether now owned or hereafter acquired, unto Mortgagee, its successors and assigns, against all claims and demands by any person or entity whatsoever; Mortgagor covenants that Mortgagor shall comply with all the terms, covenants and conditions of all agreements and instruments, recorded and unrecorded, affecting the Property.

          1.1.2 Mortgagor has never used any other name (including a trade name) other than the name set forth in the first paragraph of this Mortgage, and Mortgagor has not changed its identity or partnership or corporate structure, as applicable, so as to make the use of Mortgagor's name as set forth in the first paragraph of this Mortgage in any filed financing statement materially misleading.

     1.2  Further  Assurances.

          1.2.1     Further  Assurances.  At  any  and all times Mortgagor shall
                    -------------------
furnish and record all and every such further assurances as may be requisite or as Mortgagee shall reasonably require for the better assuring and confirming unto Mortgagee the estate and property hereby granted, bargained, sold. assigned, conveyed or transferred, or intended so to be whether now owned or hereafter acquired. Mortgagor shall bear all expenses, charges and taxes in connection therewith.

          1.2.2     Amendments  to Financing Statements. If, at any time, any of
                    -----------------------------------
the information contained in any financing statement filed in connection with the security interests created by this Mortgage, including without limitation, the description of the collateral, shall change in any manner so as to cause such financing statement to become misleading in any material respect or to impair the perfection of the security interests intended to be created by this Mortgage, then Mortgagor shall immediately advise Mortgagee of such change and, upon Mortgagee's request, Mortgagor shall promptly prepare any amendments to any affected financing statement necessary in order to protect and continue the perfection of the security interest intended to be created thereby, and will obtain the signatures of the debtor and secured party to such amendment, and file the same in all offices where such amendment is required to be filed to order to protect and continue the perfection of the security interest intended to be created thereby. Mortgagor shall prepare, have executed and file (and hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact to prepare, execute and file) any amendments to the financing statements filed with respect to the security interests created by this Mortgage in such form as Mortgagee may require in order to continue the perfection of such security interests. Mortgagor shall pay all costs and expenses incurred in connection with the performance of its obligations set forth in this Section.

     1.3  Taxes.

          1.3.1     Covenant  to  Pay  Taxes.  Mortgagor  shall promptly pay and
                    ------------------------
discharge all taxes (including all recordation, transfer and similar taxes), water rents, assessments (public and private) and other dues, charges and levies (collectively hereinafter called "taxes") which have been, are, or may hereafter be imposed upon or encumber the Property and upon payment thereof will exhibit to Mortgagee, upon demand, the receipted bills therefor; provided, however, that Mortgagor shall not be required to pay any such taxes, (a) if the same shall not at the time be due and payable or (b) until fifteen (15) days prior to the last day upon which the same can be paid without penalty.

     1.4  Maintenance  of  the  Property.

          1.4.1     Repair,  Inspection.  Mortgagor  (a)  shall repair, restore,
                    -------------------
replace or rebuild any part of the Property that is damaged or destroyed by casualty or the remainder after a taking by eminent domain proceedings whether or not covered by insurance or award; (b) shall keep the Property in good order, condition and repair, and shall not commit, permit or suffer any waste thereof;
(c) shall make all needful and proper renewals, replacements and additions of and to the same and shall permit Mortgagee or its designee to enter upon and inspect the Property at any time or times; and (d) shall not alter or tear down the improvements on or to be made on the Land or change them nor permit them to be torn down or changed, without the written consent of Mortgagee.

          1.4.2     Activities  on  Property. Mortgagor shall not suffer any act
                    ------------------------
to be done or any conditions to exist on the Property or any part thereof or any thing or article to be brought thereon (i) which may cause structural injury to the improvements on the Land; or (ii) which would cause the value or usefulness of the Property or any part thereof to diminish (ordinary wear and tear excepted); or (iii) which may be dangerous, unless safeguarded as required by law; or (iv) which may in fact or in law, constitute a nuisance, public or private; or (v) which may void or make voidable any insurance then in force or required by the terms of this Mortgage to be in force. Mortgagor shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions that are now applicable to the Property.

          1.4.3     Non-alienation.  Mortgagor shall not sell, abandon, cease to
                    --------------
own, lease (except as authorized herein), assign, transfer, or dispose of the Property or any interest therein nor permit the sale, assignment, or transfer of any shares or partnership interests, as applicable, in Mortgagor, nor permit the sale, assignment, or transfer of any shares or partnership interests, as applicable, in any general partner of Mortgagor, without the written consent of Mortgagee.

     1.5  Encumbrances;  Compliance  with  Laws.

          1.5.1     Real  Property.  Mortgagor  (a) shall keep the Property free
                    --------------
from all liens, claims, and other encumbrances of every kind except such as are approved in writing by Mortgagee and (b) shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction in the premises with respect to the Property. In the event Mortgagee consents to an encumbrance on the Property, a default under the terms of any document creating such an encumbrance shall be a default hereunder.

          1.5.2     Personal  Property.  Mortgagor  shall not, without the prior
                    ------------------
written permission of Mortgagee, place any personal property upon the Property or any pan thereof or attach any fixture that is subject to a title retention agreement, security agreement, or other encumbrance, whether said lien or interest is prior to the legal operation and effect of this Mortgage or subsequent thereto, nor shall Mortgagor place or permit to be placed any personal property upon the Property or any part thereof, other than the personal property of Mortgagor or any tenant actually occupying all or part of the Property.

     1.6  Insurance.

          1.6.1     Insurance.  Mortgagor  shall  keep  all  present  and future
                    ---------
buildings, improvements, equipment, furniture, fixtures, goods, supplies, building materials, and chattel on or about the Land (collectively the "Premises") continuously insured against loss or damage by fire and other hazards included within the term "extended coverage" and against such other hazards as Mortgagee may direct in the full insurable value thereof. Upon Mortgagee's request at any time, Mortgagor shall obtain and keep any other insurance on or related to the Premises or their operation, including without limitation, business interruption insurance and flood insurance. All insurance policies and renewals shall be with an insurance company or companies, and in a form, satisfactory to Mortgagee, and, upon Mortgagee's request, shall be deposited, premiums paid with a receipt therefor, with Mortgagee. In the event of loss, Mortgagor shall give prompt notice to the insurance carrier and Mortgagee. Mortgagee may make proof of loss if not made promptly by Mortgagor. The loss, if any, shall be payable to Mortgagee according to the terms of a standard mortgagee clause and no policy shall be cancelable without at least twenty (20) days prior written notice to Mortgagee. Mortgagee shall have the right to apply the proceeds of any such insurance, at its election, either to reduce the indebtedness secured hereby or to restore the Premises. Mortgagee shall have the full power to settle and compromise claims under all policies and to claim, demand, receive, and receipt for all monies becoming payable thereunder and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact for such purposes. In the event of foreclosure of this Mortgage or transfer of the Premises in full or partial satisfaction of the indebtedness, obligations, covenants or agreements secured hereby, all right, title, and interest of Mortgagor in the policy or policies of insurance (including any claim to proceeds attributable to losses therefor occurring but not yet paid to Mortgagee) shall pass to the Mortgagee or other transferee of the Premises.

     1.7  Leases  of  the  Property.

          1.7.1     Compliance with Leases. Mortgagor shall carry out all of its
                    ----------------------
agreements and covenants as landlord contained in any leases (which word when used in this Mortgage shall include, without limitation, all leases, agreements, licenses, contracts, reservations, accounts, and permits affecting and/or demising all or any part of the Property) and not permit a lien or other encumbrance superior to such leases other than this Mortgage. No lease shall include any space, or grant to any tenant any right or interest in any area outside of the limits of the Property. Upon demand of Mortgagee, Mortgagor shall furnish Mortgagee an executed copy of each current lease and each future lease immediately upon its execution.

          1.7.2     Assignment  of  Leases,  and  Rents  and Profits. As further
                    ------------------------------------------------
security for the indebtedness, Mortgagor does hereby absolutely and unconditionally sell, assign, transfer and set over unto Mortgagee and Mortgagee's successors and assigns all right, title and interest of Mortgagor in and to all leases now existing or hereafter entered into by Mortgagor and demising the whole or any portion of the Property, together with any extensions or renewals thereof and any guarantees of any tenants' obligations thereunder, and does hereby further absolutely and unconditionally sell, assign, transfer and set over unto Mortgagee and Mortgagee's successors and assigns all of the rents, issues, profits, royalties, bonuses, income, receipts and revenues of the Property (collectively, "Rents"). This assignment shall continue in effect until the indebtedness secured hereby is paid and/or performed; provided, however, that until the occurrence of an Event of Default (as defined in Article II hereof), Mortgagor shall be permitted to collect all Rents. At any time after the occurrence of an Event of Default, Mortgagee may exercise any or all of the following rights: (i) collect, in the name of Mortgagor or in Mortgagee's own name, as assignee hereunder, all Rents thereafter accruing and becoming payable;
(ii) receive from Mortgagor upon demand all original leases in Mortgagor's possession or control; (iii) enter the Property and assume the management and operation thereof and, in connection therewith, perform all acts which Mortgagor was able to perform including, but not limited to, the right to effect new leases, to cancel, surrender, amend and renew existing leases, and to make concessions to tenants. Mortgagor will facilitate in all reasonable ways Mortgagee's collection of the Rents and will, upon written request by Mortgagee, execute a written notice to each tenant directing the tenant to pay Rent to Mortgagee. Without the written consent of Mortgagee, Mortgagor shall not have the right to cancel, abridge or amend materially any lease or to accept prepayments of Rent for a period of more than one (1) month in advance.
Mortgagor will (i) give prompt notice to Mortgagee of any notice received by Mortgagor of default by the lessor thereunder, together with a complete copy of any such notice; and (ii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of any lease to be performed or observed by the lessee thereunder. Upon the occurrence of an Event of Default, Mortgagor will pay monthly in advance to Mortgagee or to any receiver appointed to collect said Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Mortgagor and upon default in any such payment, will vacate and surrender possession of such part of the Property to Mortgagee or to such receiver. Nothing in this paragraph shall be construed to obligate Mortgagee to discharge or perform the duties of a landlord to a tenant or to impose any liability as a result of the exercise of the option to collect Rents, by virtue of a default, and it is agreed that the collection or participation therein shall be as agent only for the Mortgagor and not as a mortgagee in possession.

          This assignment shall not place responsibility for the control, care, management or repair of the Property upon Mortgagee or make Mortgagee responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party or impose any obligation on Mortgagee to perform or discharge any obligation under any lease. Mortgagor hereby agrees to indemnify and defend Mortgagee from any and all liability, loss or damage which it may incur under any lease or by reason of assignment thereof and from any claims or demands which may be asserted against it by reason of any alleged obligation on its part to perform any of the terms of said lease. Mortgagor warrants that there are no outstanding assignments or pledges of any Rents, and there are no existing defaults under the provisions of any of the existing leases and that the tenants have no defenses, setoffs or counterclaims against Mortgagor under the existing leases.

     1.8  Environmental  Matters.

          1.8.1     Definitions.  For  purposes  of  this Mortgage the following
                    -----------
capitalized  terms  shall  have  the  following  meanings:

               (a) "Environmental Laws" shall mean any federal, state, or local law, statute, ordinance, or regulation, or administrative or court order or decree, or private agreement that regulate the use, generation, collection, storage, treatment, or disposal of Substances.

               (b) "Substances" shall mean any materials or substances whose release or threatened release may pose a risk to human health or the environment or impairment of property values and shall also include without limitation (i) asbestos in any form, (ii) urea formaldehyde foam insulation, (iii) paint containing lead, (iv) transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls of 50 parts per million or more, and (v) petroleum in any form.

          1.8.2     Limitations;  Acting  Upon Presence of Substances. Mortgagor
                    -------------------------------------------------
will not place or permit to be placed any Substances on or near the Property except for those Substances that are typically used at the Property in its day to day operations, provided the same are in appropriately small quantities and are stored, used, and disposed of in accordance with all Environmental Laws or those Substances that are approved in writing by Mortgagee. Mortgagor hereby covenants and agrees that, if at any time (i) Substances are spilled, emitted, disposed, or leaked in any amount; or (ii) it is determined that there are Substances located on, in, or under the Property other than those of which Mortgagee has approved in writing or which are permitted to be used on the Property without Mortgagee's written approval, Mortgagor shall immediately notify Mortgagee and any authorities required by law to be notified, and shall, within thirty (30) days thereafter or sooner if required by Mortgagee or any governmental authority, take or cause to be taken, at Mortgagor's sole expense, such action as may be required by Mortgagee or any governmental authority. If Mortgagor shall fail to take such action, Mortgagee may make advances or payments towards performance or satisfaction of the same but shall be under no obligation so to do; and all sums so advanced or paid, including all sums advanced or paid in connection with any investigation or judicial or administrative proceeding relating thereto, including, without limitation, reasonable attorneys' fees, expert fees, fines, or other penalty payments, shall be at once repayable by Mortgagor and shall bear interest at the Default Rate, from the date advanced or paid by Mortgagee until the date paid by Mortgagor to Mortgagee, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the indebtedness secured hereby.

     1.8.3     Environmental  Indemnity.
               ------------------------

          1.8.3.1. Mortgagor shall at all times indemnify, hold harmless and defend Mortgagee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Mortgagee, whether as beneficiary of this Mortgage, as mortgagee in possession, or as successor-in-interest to Mortgagor by foreclosure deed or deed in lieu of foreclosure, under or on account of the Environmental Laws or any similar laws or regulations, including the assertion of any lien thereunder, with respect to:

               (a) any discharge of Substances, the threat of a discharge of any Substances, or the presence of any Substances affecting the Property whether or not the same originates or emanates from the Property or any contiguous real estate including any loss of value of the Property as a result of any of the foregoing;

               (b) any costs of removal or remedial action incurred by any state or the United States Government or costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;

               (c) liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Property; and/or

               (d) any other environmental matter affecting the Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency.

          Mortgagor's obligations under this Agreement shall arise upon the discovery of the presence of any Substance, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Substances.

     1.9  Additional  Advances.

     If Mortgagor shall fail to perform any of the covenants or satisfy any of the conditions contained herein, Mortgagee may make advances or payments towards performance or satisfaction of the same but shall be under no obligation so to do; and all sums so advanced or paid shall be at once repayable by Mortgagor and shall bear interest at the rate of eight percent (8%) from the date the same shall become due and payable until the date paid, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the indebtedness secured hereby; but no such advance or payment shall relieve Mortgagor from any default hereunder.

     1.10  Condemnation  Awards.

     Should the grade of any street be altered or all or any part of the Property be condemned or taken through eminent domain proceedings, all or such part of any award or proceeds derived therefrom, as Mortgagee in its sole discretion may determine in writing, shall be paid to Mortgagee and applied to the payment of the indebtedness secured hereby (in such manner or combination thereof, including inverse order of maturity of installments of principal, if any, as Mortgagee may, in its sole discretion, elect) and all such proceeds are hereby assigned to Mortgagee.

     1.11  Costs  of  Defending  and  Enforcing  the  Lien.

     Mortgagor shall pay all costs, charges and expenses, including appraisals, title examinations, and reasonable attorney's fees, which Mortgagee may incur in defending or enforcing the validity or priority of the legal operation and effect of this Mortgage, or any term, covenant or condition hereof, or in collecting any sum secured hereby, or in protecting the security of Mortgagee including without limitation being a party in any condemnation, bankruptcy or administrative proceedings. Mortgagee may make advances or payments for such purposes which shall be repayable immediately by Mortgagor and shall bear interest at the Default Rate from the date the same shall become due and payable until the date paid, and any such sum or sums with interest as aforesaid shall become a part of the indebtedness secured hereby; but no such advance or payment shall relieve Mortgagor from any default hereunder.

     1.12  Modification  of  Terms;  No  Novation.

     Mortgagee may at any time, and from time to time, extend the time for payment of the indebtedness secured hereby, or any part thereof, or interest thereon, and waive, modify or amend any of the terms, covenants or conditions in the Note, in this Mortgage or in any other Loan Document, in whole or in part, accept one or more notes in replacement or substitution of the Note, consent to the release of all or any part of the Property from the legal operation and effect of this Mortgage, take or release other security, release any party primarily or secondarily liable on the Note or hereunder or on such other security, grant extensions, renewals or indulgences therein or herein, apply to the payment of the principal and interest and premium, if any, of the indebtedness secured hereby any part or all of the proceeds obtained by sale or otherwise as provided herein, without resort or regard to other security, or resort to any one or more of the securities or remedies which Mortgagee may have and which in its absolute discretion it may pursue for the payment of all or any part of the indebtedness secured hereby, in such order and in such manner as it may determine, all without in any way releasing Mortgagor or any party secondarily liable from any of the terms, covenants or conditions of the Note, this Mortgage, or other Loan Documents, or relieving the unreleased Property from the legal operation and effect of this Mortgage for all amounts owing under the Note and this Mortgage. Mortgagee and Mortgagor recognize and agree that the provisions of this Mortgage, the Note, and the other instruments executed in connection with the Stock Purchase Agreement may be modified by them or their successors or assigns at any time before or after default (which modification may involve in creasing the rate of interest in the Note, agreeing that other charges should be paid, or modifying any other provision in any such instruments). Mortgagee may extend the time of payment, may agree to alter the terms of payment of the indebtedness, and may grant partial releases of any portion of the property included herein. No such modification by Mortgagee and Mortgagor nor any such action by Mortgagee referred to above shall be a substitution or novation of the original indebtedness or instruments evidencing or securing the same.


                          ARTICLE II. EVENTS OF DEFAULT

     2. The occurrence of one or more of the following events (herein called an "Event of Default") shall constitute and be an Event of Default:

               (a) Mortgagor shall fail to make any payment required to be made under the Note or this Mortgage within ten (10) days after such payment is due; or

               (b) a default has occurred under any other term, condition, or covenant of this Mortgage and Mortgagor fails to cure same within ten
     (10) days after notice from Mortgagee of such default


                              ARTICLE III. REMEDIES

     3.     Remedies  Upon  Default.

     Upon the occurrence of one or more Events of Default, Mortgagee may, at its sole and absolute discretion, exercise any one or more of the following rights and remedies:

               (a) declare all outstanding obligations of Borrower to Mortgagee, whether evidenced by the Note or any other instrument, although otherwise unmatured or contingent, to be immediately due and payable without demand;

               (b) enter, by its employees, agents or attorneys, upon all or any part of the Property, and exclude the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, use, operate, manage and control the Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon every such entry, Mortgagee may, at the expense of Mortgagor, repair, maintain, restore and insure the Property and make all useful alterations, additions, betterments and improvements thereto and thereon as Mortgagee may seem advisable. In every such case, Mortgagee shall have the right to manage and operate the Property and to carry on the business thereof and to exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as Mortgagee shall deem best;

               (c) grant, bargain, sell, release and convey the Property at public auction or venue to the extent permitted and pursuant to the procedures provided by law, and all estate, rights, title and interest, claim and demand therein and right of redemption thereof, at one or more sales as an entity or in parcels and at such time and place upon such terms and after such notice thereof as may be required or permitted by law.

               (d)     institute   proceedings  for  the  complete  or  partial
     foreclosure of this Mortgage;

               (e) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, this Mortgage or any other Loan Document or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect;

                (f) exercise any option right when any such right accrues under the Note, the Mortgage or any other Loan Document, or at any time thereafter;

                (g) adjourn from time to time any sale by Mortgagee to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or adjourned sale;

                (h) execute and deliver to the accepted purchaser or purchasers a sufficient instrument or instruments, conveying, assigning and transferring all estate, right, title and interest in and to the Property and rights sold upon the completion of any sale or sales made by Mortgagee under or by virtue of this Mortgage. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold. For that purpose, Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power. Mortgagor hereby ratifies and confirms all that its said attorney-in-fact shall lawfully do by virtue hereof. Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all instruments as may be advisable, in the judgment of Mortgagee, for the purpose. Any such sale made by virtue of this Mortgage, whether made under the power of sale or by judicial proceedings, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the Property and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or which may claim the same, or any part thereof, from, through or under Mortgagor;

               (i) bid for and acquire the Property or part thereof any upon any sale made of this Mortgage, whether made under the power of sale or by judicial proceedings, and in lieu of paying cash therefor, may, to the extent permitted by law, make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage;

               (j) recover judgment as aforesaid either before, after or during th of any proceedings for the enforcement of the provisions of this Mortgage. The right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage or the foreclosure of the lien hereof. In the event of a sale of the Property and of the application of the proceeds of sale to the payment of the indebtedness secured hereby, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due upon, the Note, and any other Loan Documents. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or liquidation of assets, Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof and all other payments, charges and costs due under this Mortgage without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Property;

               (k) appoint a receiver of the Property, either before or after judgment without notice and without regard to the solvency or insolvency of Mortgagor at the time of the application for such receiver and without regard to the then value of the Property. Such receiver shall have full power to collect the Rents from the Property and all other powers necessary or incidental for the protection, possession, control, management and operation of the Property. Said receiver shall also have full power and authority, at the expense of the Property and of Mortgagor, to repair, maintain, restore and keep insured the Property and to pay all taxes, assessments and other charges arising in connection therewith. Mortgagor hereby consents to the appointment of a receiver and will, upon Mortgagee's request, formally evidence such consent in writing or in any proceeding for the appointment of such receiver; and/or

               (l) exercise any and all other remedies available at available to Mortgagee at law, in equity or provided for in the Note, this Mortgage or in any other Loan Document.

     Mortgagor will not at any time claim or tae any benefit of any stay or extension or moratorium law, any exemption from execution or sale of the Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim or tae any benefit of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Mortgagor hereby expressly waives all benefit of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Property marshaled upon any foreclosure hereof.

                   ARTICLE IV. MORTGAGE AS SECURITY AGREEMENT

     4.     Uniform  Commercial  Code  Security  Interest.

     In addition to constituting a mortgage, this Mortgage also constitutes a "security agreement" under the Uniform Commercial Code as adopted and in effect in the Commonwealth of Pennsylvania ("UCC"), with Mortgagor hereby granting to Mortgagee a first priority lien and security interest in and to all "personal property" of Mortgagor included within the definition of "Property" herein, including but not limited to all now owned or hereafter acquired furniture, fixtures, equipment, machinery, accounts, contract rights, general intangibles, inventory, chattel paper, documents and instruments and all proceeds and products of the foregoing, as well as all books and records pertaining to any of the foregoing (such personal property is hereafter referred to as "Collateral"). Mortgagor agrees that it shall not sell, assign, lease, transfer or otherwise dispose of any Collateral without Mortgagee's prior written consent except in the ordinary course of business of Mortgagor or if immediately replaced by property of a similar kind and quality. Mortgagor agrees to keep the Collateral in good condition and repair and to keep the Collateral insured against all loss by theft, fire or other casualty, to the full insurable value of the Collateral. Mortgage shall execute one or more financing statements in forms satisfactory to Mortgagee and will take such other action as may be necessary or desirable from time to time to perfect, evidence and continue the security interest of Mortgagee in the Collateral. Mortgagor agrees, however, that Mortgagee may file this Mortgage or a reproduction hereof in the real estate records or other appropriate index as a financing statement. Upon the occurrence of one or more Events of Default, Mortgagee may, at its sole and absolute discretion, exercise any one or more of the following remedies:

               (a) immediately take possession, with or without legal process, of any or all of the Collateral wherever it may be found, using self-help to do so, and for that purpose Mortgagee, as principal or as agent of Mortgagor, may enter upon the Property or any other location upon which the Collateral may be situated and remove the same therefrom, without such entry constituting a breach of the peace. Mortgagee may also require Mortgagor to assemble the Collateral and deliver it, at Mortgagor's expense, to a place designated by Mortgagee. Mortgagor waives all claims for damages due to, arising from or connected with any such taking; or

               (b) sell, lease or otherwise dispose of the Collateral at public or private sale in the county where it is located, with or without having the Collateral physically present at the place of sale, on terms and in such lawful manner as Mortgagee may determine and as are commercially reasonable. Mortgagee may purchase at such sale; or

               (c) Exercise any and all other remedies available to Mortgagee at law or in equity.

     Mortgagor will not at any time claim or take any benefit of any stay or execution or moratorium law, any exemption from execution or sale of the Collateral or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim or take any benefit of any law now or hereafter in force providing for the valuation or appraisal of the Collateral, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Mortgagor hereby expressly waives all benefit of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extend that it lawfully may, all right to have the Collateral marshaled upon any foreclosure hereof.


                            ARTICLE V. MISCELLANEOUS

     Legal  Construction.

     This Mortgage shall be construed according to the laws of the Commonwealth of Pennsylvania and any court of competent jurisdiction of the Commonwealth of Pennsylvania shall have jurisdiction in any proceeding instituted to enforce this Mortgage and any objections to venue are hereby waived.

     5.2  Rights  of  Mortgagee.

          5.2.1     Rights  Not  Limited.  The  rights,  powers,  privileges and
                    --------------------
discretions (hereinafter collectively called the "rights") specifically granted to Mortgagee under this Mortgage are not in limitation of but in addition to those to which it is entitled under any general or local law relating to mortgages in the Commonwealth of Pennsylvania, now or hereafter existing.

          5.2.2     Benefit  to  Successors  and  Assigns.  The  rights to which
                    -------------------------------------
Mortgagee is entitled under this Mortgage shall inure to the benefit of their respective legal representatives, executors and assigns.

          5.2.3     Rights  Cumulative.  All  the  rights  of  Mortgagee  are
                    ------------------
cumulative and not alternative and may be enforced successively or concurrently.

     5.3  No  Waiver.

     Failure of Mortgagee to exercise any of its rights shall not impair any of their rights nor be deemed a waiver thereof, and no waiver of any of their rights shall be deemed to apply to any other such rights, nor shall it be effective unless in writing and signed by the party waiving the right. The acceptance by Mortgagee of any partial payment after default or an Event of Default, with or without knowledge of the default or Event of Default, shall not be a waiver of the default or Event of Default unless Mortgagee shall specifically state in writing that the acceptance waives the default or Event of Default or states further conditions which must be satisfied to constitute such a waiver. The failure of Mortgagee to exercise the option for acceleration of maturity, foreclosure, or either, following an Event of Default or to exercise any other option or privilege granted to Mortgagee hereunder in any one or more instances, shall not constitute a waiver of any such default, but such option or privilege shall remain continuously in force.

     5.4  Binding  Effect.

     The terms and conditions agreed to by Mortgagor and the covenants of Mortgagor shall be binding upon the successors and assigns of Mortgagor, but this provision does not waive any prohibition of assignment or any requirement of consent to an assignment under the other provisions of this Mortgage; any consent to an assignment shall not be consent to any further assignment, each of which must be specifically obtained in writing.

     5.5  Time  of  Essence.

     Time is of the essence of the obligations of Mortgagor in this Mortgage and each and every term, covenant and condition made herein by or applicable to Mortgagor.

     5.6  Captions.

     The captions of the Sections of this Mortgage are for the purpose of convenience only and are not intended to be a part of this Mortgage and shall not be deemed to modify, explain, enlarge, or restrict any of the provisions hereof.

     5.7  Termination.

     This Mortgage shall continue in effect until such time as all obligations and indebtedness secured hereby have been fully paid and/or performed, at which time this Mortgage shall terminate and become void. Mortgagee shall file a satisfaction of mortgage (at Mortgagor's expense) to evidence this satisfaction and release.

     5.8  Confession  of  Judgment.

     A. FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY IN THE EVENT AN EVENT OF DEFAULT OCCURS, MORTGAGOR, TO THE EXTENT PERMITTED BY LAW AND WITHOUT FURTHER CONSENT OF OR NOTICE TO MORTGAGOR, HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF
PENNSYLVANIA, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, AFTER AN EVENT OF DEFAULT, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN FAVOR OF MORTGAGEE, FOR RECOVERY BY MORTGAGEE OF POSSESSION THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHOULD BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY BRING AN AMICABLE ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO ENFORCE THE NOTE, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A SHERIFF'S SALE OF THE MORTGAGED PROPERTY IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER; THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND CONFESS JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS MORTGAGE AND THE NOTE, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE.

     B.     MORTGAGOR,  BEING  FULLY  AWARE OF THE RIGHT TO NOTICE AND A HEARING
CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST MORTGAGOR BY MORTGAGEE BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF MORTGAGOR, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF MORTGAGOR, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.

     IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed on its behalf and its seal to be hereunto affixed as of the date first above written.

LoCastro  &  Associates,  Inc.,               Arnoni  LoCastro  &  Associates
a  Pennsylvania  Corporation                  a Pennsylvania General Partnership



By:                                           By:
   ------------------------------                -------------------------------


Title:     President                          Title:     Partner
      ---------------------------                   ----------------------------

State  of  Florida       )
                         )     SS:
COUNTY  OF  BROWARD      )


     I hereby certify that on this day, before me, a Notary Public duly authorized in the state and County named above to take acknowledgments, personally appeared Vincent A. LoCastro, President of Lo Castro & Associates, Inc. which is the General Partner of ARNONI LO CASTRO & ASSOCIATES , a Pennsylvania general partnership, to me known (or satisfactorily proven) to be the person described in the foregoing instrument as General Partner of ARNONI LO CASTRO & ASSOCIATES and as President of Lo Castro & Associates, Inc. who, after having been duly sworn in accordance with law, acknowledged and said that he, in fact, holds such office with said corporation, that he, executed the foregoing instrument in the name of and on behalf of the corporation being duly authorized to do so, and that the execution of the foregoing instrument is his act and deed and the act and deed of the said partnership.

     Witness my hand and official seal in the County and State last aforesaid, this 18th day of January, 2001.





    -------------------------------            Notary  Public


My  Commission  Expires:



[Notarial  Seal]